UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

BIO-TECHNE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 18, 2020, Bio-Techne Corporation (the "Company") entered into a Development, Supply and Commercialization Agreement (the “Agreement”) with Kantaro Biosciences LLC (“Kantaro”), a limited liability company majority owned and controlled by Icahn School of Medicine at Mount Sinai (“Mount Sinai”). The Agreement sets forth the terms and conditions under which the parties will undertake the activities necessary to manufacture and commercialize serologic test kits to detect and measure the presence of antibodies to the COVID-19 virus in humans (the “Serology Tests”).

The Agreement sets forth the responsibilities of each party with respect to the co-development of the Serology Tests, with the Company developing the Serology Tests based on a prior test developed by Mount Sinai and in accordance with specifications agreed to by the parties. Kantaro will validate the Serology Tests, and will apply to the FDA for Emergency Use Authorization to market and sell the tests. Kantaro will be the registered holder of the EUA. Each party owns any intellectual property it developed prior to the collaboration; any intellectual property developed during the collaboration shall be co-owned by the parties.

Upon FDA’s grant of Emergency Use Authorization, which shall be held by Kantaro, the Agreement further describes the Company’s responsibilities, as the contract manufacturer, to manufacture the Serology Tests to meet certain minimum specified quantities. The Company will be responsible for certain commercial functions associated with sales and delivery of the Serology Tests to customers and will share revenue with Kantaro.

The Agreement also anticipates that Kantaro will apply for FDA clearance after the Emergency Use Authorization expires, as well as subsequent manufacture and commercialization of “Research Use Only” equivalent kits by the Company.

The initial term of the Agreement is five years, after which the Agreement automatically extends for additional successive twelve-month terms absent delivery of prior written notice of non-renewal by either party.

A copy of the Agreement is attached as Exhibit 10.1 and a copy of the press release announcing the entry into the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and both are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

10.1
Development, Supply and Commercialization Agreement by and between Bio-Techne Corporation and Kantaro Biosciences, LLC dated May 18, 2020 (portions of which have been redacted as noted, subject to confidential treatment).

99.1	Press Release, dated May 19, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2020

BIO-TECHNE CORPORATION

/s/ Brenda S. Furlow
Brenda S. Furlow
General Counsel and Secretary